SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2005
S1 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3500 Lenox Road, Suite 200, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 1.01 Entry into a Material Definitive Agreement.
     On November 18, 2005, S1 Corporation (“S1”), its wholly owned subsidiaries, Edify Corporation and Edify Holding Company, Inc., Intervoice, Inc. and Intervoice’s wholly owned subsidiary, Arrowhead I, Inc., entered into a definitive agreement (the “Definitive Agreement”) pursuant to which S1 will sell its Edify business to Intervoice. Pursuant to the Definitive Agreement, Intervoice will pay S1 $33.5 million in cash to acquire the Edify business, $1 million of which will be escrowed subject to the receipt of certain customer consents. The Definitive Agreement contains customary representations, warranties, covenants and indemnification provisions. Subject to the satisfaction of customary closing conditions, the transaction is expected to close prior to year-end. S1 will continue to be a reseller of Edify products following the closing of the transaction. A copy of the related press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          99.1 Press Release dated November 18, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
/s/ Richard P. Dobb
Richard P. Dobb
Vice President, General Counsel and Secretary

Date: November 21, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 18, 2005.